EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying balance sheet of the Wilke Field Acquisition Properties as of December 31, 2009, and the related statements of operations, members’ capital and cash flows for the year ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on theses financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of the Wilke Field Acquisition Properties as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
June 1, 2011

WILKE FIELD ACQUISITION PROPERTIES
BALANCE SHEET
DECEMBER 31, 2009

December 31, 2009
Assets
Current Assets
Cash	$-
Accounts receivable	236,316
Total Current Assets	236,316

Oil and Gas Properties (full cost method), at cost
Developed properties	5,188,045
Less: accumulated depreciation, depletion and amortization	(4,033,271)
Net Oil and Gas Properties	1,154,774

TOTAL ASSETS	$1,391,090

Liabilities & Members’ Capital
Current Liabilities
Accounts payable	$48,053

Long Term Liabilities
Asset retirement obligation	212,826

Total Liabilities	260,879

Members’ Capital
Contributed capital	(2,546,632)
Retained earnings	3,676,843
Total Members’ Capital	1,130,211

TOTAL LIABILITIES & MEMBERS’ CAPITAL	$1,391,090

The accompany notes are an integral part of these financial statements

WILKE FIELD ACQUISITION PROPERTIES
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

Revenue:
Oil and gas sales	$4,671,274

Costs and Expenses:
Production taxes	267,818
Lease operating expense	453,176
Depreciation, depletion and amortization	2,705,953

Allocated general and administrative	251,000
Total costs and expenses	3,677,947

net income	993,327

Pro Forma Income Taxes (unaudited)	398,324

Pro Forma Net Income (unaudited)	$595,003

The accompany notes are an integral part of these financial statements

WILKE FIELD ACQUISITION PROPERTIES
STATEMENT OF MEMBER’S CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2009

Balance, January 1, 2009	$2,960,920

Capital contribution	-
Distributions	(2,824,036)
Net income	993,327

Balance, December 31, 2009	$1,130,211

The accompany notes are an integral part of these financial statements

WILKE FIELD ACQUISITION PROPERTIES
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009

Cash Flows from Operating Activities:
Net income	$993,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,690,188
Accretion of asset retirement obligation	15,765
Changes in operating assets and liabilities:
Accounts receivable	145,495
Accounts payable and accrued expenses	15,313

Net cash provided by operating activities	3,860,088
Cash Flows from Investing Activities:
Capital expenditures	(1,036,052)

Net cash used in investing activities	(1,036,052)
Cash Flows from Financing Activities:
Distributions	(2,824,036)

Net cash used in financing activities	(2,824,036)

Increase (Decrease) in Cash	-
Cash, beginning of year	-
Cash, end of year	$-

The accompany notes are an integral part of these financial statements

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

1. Basis Of Presentation:

In January 2010, Recovery Energy, Inc. (the “Company”) acquired the Wilke Field oil and gas properties (the “Wilke Field Acquisition Properties”) from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $4,500,000.  These historical financial statements, which include the balance sheet, statement of operations, member’s capital and cash flows, were required under Rule 3-05 of the Securities and Exchange Commission (“SEC”) Regulation S-X.

The Wilke Field Acquisition Properties were operated by the Seller along with several other oil and gas properties and other personal interests as a limited liability company.  The Company with the assistance of the Seller have“carved out” such interests and have presented the related operations for 2009 on a stand-alone basis.

The Wilke Field Acquisition Properties on a stand-alone basis have no specific general and administrative costs or income taxes.  The Company, with the assistance of the Seller, has estimated related overhead costs at $251,000 and reflected those costs as charges to allocated general and administrative expense in the statement of operations with a corresponding credit to contributed capital.

As the Wilke Field Acquisition Properties were included in the Seller’s personal tax return along with the Seller’s other interests, specific taxes cannot be allocated to the properties.  The Company, as a taxable C corporation, has included pro forma income taxes on a stand-alone basis as if such properties were taxed as a C corporation.

Fair Value of Financial Instruments

The acquired financial instruments, including accounts receivable and payable, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Accounts Receivable

The Company records estimated oil and gas revenue receivable from third parties at its net revenue interest. The Company also reflects costs incurred on behalf of joint interest partners in accounts receivable.

Concentration of Credit Risk

Substantially all of the acquired receivables are within the oil and gas industry, primarily from the sale of oil and gas.  Collectability is dependent upon the general economic conditions of the industry.  Most of the receivables are not collateralized and, to date, the Company has not had any bad debts.

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

1. Basis Of Presentation: (Continued)

Oil and Gas Producing Activities

The Wilke Field Acquisition Properties follow the full cost method of accounting for oil and gas operations whereby all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center ("full cost pool").  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition and exploration activities.  Proceeds from property sales are generally credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Costs included in the depletion base to be amortized include (a) all proved capitalized costs including capitalized asset retirement costs net of estimated salvage values, less accumulated depletion, (b) estimated future development cost to be incurred in developing proved reserves; and (c) estimated dismantlement and abandonment costs, net of estimated salvage values, that have not been included as capitalized costs because they have not yet been capitalized as asset retirement costs.  The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties.  The properties are reviewed quarterly for impairment.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Estimated reserve quantities and future net cash flows have the most significant impact on the Wilke Field Acquisition Properties because these reserve estimates are used in providing a measure of the Wilke Field Acquisition Properties’ overall value.  These estimates are also used in the quarterly calculations of depletion, depreciation and impairment of the Wilke Field Acquisition Properties’ proved properties.

Estimating accumulations of gas and oil is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as gas and oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of the quality and quantity of available data; the interpretation of that data; the accuracy of various mandated economic assumptions; and the judgment of the persons preparing the estimate.

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

1. Basis Of Presentation: (Continued)

The optimal method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data.  The accuracy of the decline analysis method generally increases with the length of the production history.  Most of the Wilke Field Acquisition Properties’ wells have been producing for a period of less than six years and, for some, less than a year.  Because of this short production history, other generally less accurate methods such as volumetric analysis and analogy to the production history of wells of ours and other operators in the same reservoir were used in conjunction with the decline analysis method to determine the Wilke Field Acquisition Properties’ estimates of proved reserves including developed producing, developed non-producing and undeveloped.  As the Wilke Field Acquisition Properties’ wells are produced over time and more data is available, the estimated proved reserves will be re-determined at least on a quarterly basis in accordance with applicable rules established by the SEC and may be adjusted based on that data.

Depletion and Impairment of Proved Oil and Gas Properties

When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to the full cost pool and becomes subject to depletion calculations.  The cost of acquiring and evaluating unproved properties are initially excluded from depletion calculations.  Capitalized costs, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves.  For this purpose, we convert our petroleum products and reserves to a common unit of measure.  For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.  Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are subject to amortization.  Should capitalized costs exceed this ceiling, impairment is recognized.  The present value of estimated future net revenues was computed by applying a twelve month average of the first day of the month price of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves (assuming the continuation of existing economic conditions), less any applicable future taxes.

There was no impairment recognized for the year ended December 31, 2009.

Impairment of Unproved Oil and Gas Properties

The Wilke Field Acquisition Properties’ unproved properties are evaluated quarterly for the possibility of potential impairment.  For the year ended December 31, 2009, no impairment was recorded.

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

1. Basis Of Presentation: (Continued)

Wells in Progress

Wells in progress represent the costs associated with wells that have not reached total depth or been completed as of year end. They are classified as wells in progress and withheld from the depletion calculation and the ceiling test.  The costs for these wells are transferred to proved properties when the wells reach total depth and are cased and the costs become subject to depletion and the ceiling test calculation in future periods. As of December 31, 2009, there were no wells in progress.

Fair Value of Financial Instruments

The Company's financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Abandonment Liability

The Wilke Field Acquisition Properties follow the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations.”  This Statement generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. SFAS No. 143 requires recognition of the fair value of asset retirement obligations in the financial statements by capitalizing that cost as a part of the cost of the related asset. In regards to the Wilke Field Acquisition Properties, this Statement applies directly to the plug and abandonment liabilities associated with the net working interest in the well bores. The additional carrying amount is depleted over the estimated lives of the properties. The discounted liability is based on historical abandonment costs in specific areas and is accreted at the end of each accounting period through charges to operations. During the year ended December 31, 2009, accretion expense was $15,765. There were no other changes to the abandonment liability.

Revenue Recognition

The Wilke Field Acquisition Properties recognize oil and gas revenues for the portion of production that pertains to its ownership percentage under the entitlement method.  Purchase, sale and transportation of natural gas are recognized upon completion of the sale and when transported volumes are delivered according to the terms of the contract.

Income Taxes

The Wilke Field Acquisition Properties consist of oil and gas properties.  As such, they are not subject to income taxes as their income or loss is required to be included in the income tax returns of Edward Mike Davis, L.L.C. For financial presentation purposes, pro forma income tax expense has been calculated on the statement of operations using an effective tax rate of 40.1%.

Use of Estimates and Certain Significant Estimates

The preparation of the Wilke Field Acquisition Properties financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.  These estimates include realizability of receivables, selection of the useful lives for property and equipment, timing and costs associated with its retirement obligations and general and administrative expenses related to the properties.  Significant assumptions are also required in the valuation of proved oil and gas reserves, which will affect the depletion calculation and possibly any impairment of oil and gas properties.  It is at least reasonably possible those estimates could be revised in the near term and those revisions could be material.

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

2. Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there were no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect.

Environmental Issues

The Company is engaged in oil and gas exploration and production of the Wilke Field Acquisition Properties and may become subject to certain liabilities as they relate to environmental clean up of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof.  Acquisition of existing or previously drilled well bores, the Wilke Field Acquisition Properties may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated.  Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company.  Management believes its properties are operated in conformity with local state and Federal regulations.  No claim has been made, nor is the Company aware of any uninsured liability that it may have, as it relates to any environmental clean up, restoration or the violation of any rules or regulations relating thereto.

Other

The Wilke Acquisition Properties have no lease obligation, including office.  Reflected in allocated general and administrative expenses is $10,000 of estimated office expense associated with the properties.

3. Oil & Gas Activities:

The acquired Company oil and natural gas activities are entirely within the United States.  Costs incurred in oil and natural gas producing activities are as follows:

Unproved property acquisition	$-
Proved property acquisition	-
Development	-
Exploration	1,036,052

Total	$1,036,052

During 2009, additions to oil and gas properties of approximately $197,000 were recorded for the estimated costs of future abandonment related to new wells drilled or acquired.

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

4. Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the Wilke Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil (Bbl)

Balance – January 1, 2009	139,031

Production	(101,087)
Extensions and discoveries	4,809
Revisions to previous quantity estimate	639

Balance – December 31, 2009	43,392

Proved developed reserves:
December 31, 2009	43,392

WILKE FIELD ACQUISITION PROPERTIES
NOTES TO FINANCIAL STATEMENTS

4. Supplemental Disclosures of Oil and Gas Producing Activities (Unaudited) (Continued):

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying a twelve month average of the first day of the month prices with respect to December 31, 2009, to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Wilke Field Acquisition Properties.

2009
Future cash flows	$2,319,000
Future production costs	(539,000)
Future development costs	-
Future income tax expense	(414,000)

Future net cash flows	1,366,000
10% annual discount for estimated timing of cash flows	(371,000)

Standardized measure of discounted future net cash flows	$995,000

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

2009
Beginning of year	$2,323,000

Sale of oil and gas produced, net of production costs	(3,950,000)
Net changes in prices and production costs	1,167,000
Extensions, discoveries and improved recoveries	169,000
Development costs – net	-
Purchases of mineral in place	-
Revisions of previous quantity estimates	21,000
Net change in income taxes	774,000
Accretion of discount	232,000
Changes in production rates and other	259,000

End of year	$995,000

The twelve month average of the first day of the month prices for the year ended December 31, 2009, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation was $53.44